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                            INVESTOR RIGHTS AGREEMENT

                                  by and among

                                 Citigroup Inc.,

                                  MetLife, Inc.

                                       and

                     Citigroup Insurance Holding Corporation




                               -------------------

                            Dated as of July 1, 2005




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                                Table of Contents

1.     Certain Definitions.............................................        1

2.     Shelf Registration Statements...................................        4

3.     Additional Demand Registrations.................................        5

4.     Piggyback Registrations.........................................        7

5.     Selection of Underwriters.......................................        8

6.     Holdback Agreements.............................................        8

7.     Procedures......................................................        8

8.     Registration Expenses...........................................       13

9.     Indemnification.................................................       14

10.    Rule 144........................................................       15

11.    Transfer of Registration Rights.................................       16

12.    Conversion of Other Securities..................................       16

13.    Transfer of Common Stock........................................       16

14.    Lock-Up of the Stockholder......................................       17

15.    Standstill......................................................       17

16.    Miscellaneous...................................................       18

         INVESTOR RIGHTS AGREEMENT dated as of July 1, 2005, by and among MetLife, Inc., a Delaware corporation (the "Company"), and Citigroup Inc., a Delaware corporation (the "Stockholder") and Citigroup Insurance Holding Corporation, a Delaware corporation.

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       CERTAIN DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Acquisition Agreement" means the Acquisition Agreement, dated January 31, 2005, between the Company and the Stockholder, as may be amended from time to time.

         "Agreed Cooperation" means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company (which members of management shall include the Company's chief executive officer and chief financial officer in the case of the Selected Offering) cooperate with the underwriter(s) in connection therewith and make themselves available to participate on a reasonable basis in "road-show" and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock).

         "Agreement" means this Investor Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Investor Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Blackout Period" has the meaning set forth in Section 7(e) hereof.

         "Board of Directors" means the board of directors of the Company.
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         "Business Day" means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Closing Date" has the meaning set forth in the Acquisition Agreement.

         "Common Stock" means common stock, par value $.01 per share, of the Company.

         "Company" has the meaning set forth in the introductory paragraph.

         "Competitor of the Company" means a company primarily engaged in providing life insurance and annuities in the United States.

         "Delay Period" has the meaning set forth in Section 3(d) hereof.

         "Demand Registration" has the meaning set forth in Section 3(a) hereof.

         "Demand Registration Statement" has the meaning set forth in Section 3(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Marketed Underwritten Offering" means an underwritten offering in which there is Agreed Cooperation.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Nasdaq" means the Nasdaq quotation system, or any successor reporting system.

         "Nominal Stock Consideration Amount" has the meaning set forth in the Acquisition Agreement.

         "NYSE" means the New York Stock Exchange, Inc.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

         "Piggyback Registration" has the meaning set forth in Section 4(a) hereof.

         "Piggyback Registration Statement" has the meaning set forth in Section 4(a) hereof.

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         "Prospectus" means the prospectus or prospectuses included in any
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Purchaser Convertible Preferred Stock" has the meaning set forth in the Acquisition Agreement.

         "Registrable Common Stock" means (i) any shares of Common Stock issued as Stock Consideration, (ii) all shares of Common Stock issued or issuable upon conversion of the Purchaser Convertible Preferred Stock and (iii) any other security into or for which the Common Stock referred to in clause (i) or (ii) has been converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Registration Expenses" has the meaning set forth in Section 8(a) hereof.

         "Registration Statement" means any registration statement of the Company that covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

         "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selected Offering" means one underwritten offering where, reasonably in advance of the commencement of the road show for such offering, the Stockholder provides a written notice to the Company to the effect that the Stockholder requests that the Company's chief executive officer and chief financial officer participate in such road show.

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         "Shelf Registration Statement" has the meaning set forth in Section
2(a) hereof.

         "Stock Consideration" means the shares of Common Stock issued to the Stockholder pursuant to the Acquisition Agreement.

         "Stockholder" has the meaning set forth in the introductory paragraph.

         "Suspension Notice" has the meaning set forth in Section 7(e) hereof.

         "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(ii) of the Securities Act) for resale to the public.

         2.       SHELF REGISTRATION STATEMENTS.

         (a) Right to Request Registration. At the request of the Stockholder, the Company shall use its best efforts to promptly file a registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Stockholder of such number of shares of Registrable Common Stock requested by the Stockholder to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the "Shelf Registration Statement"). The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. The Company shall not be required to maintain the effectiveness of the Shelf Registration Statement for a period of more than 18 months in the aggregate plus the duration of any Blackout Period. The plan of distribution in the Shelf Registration Statement shall be determined by the Stockholder and shall contemplate the possibility of underwritten offerings.

         (b) Number of Fully Marketed Underwritten Offerings. The Stockholder shall be entitled to request an aggregate of two (2) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement if the Nominal Stock Consideration Amount is $1 billion or less, three (3) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement if the Nominal Stock Consideration Amount is more than $1 billion but less than $2 billion and four (4) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement if the Nominal Stock Consideration Amount is $2 billion or more; provided, however, that the Stockholder shall be entitled to request no more than two (2) underwritten offerings pursuant to the Shelf Registration Statement in any 12 month period that require involvement by management of the Company in road-show or similar marketing activities. If the Stockholder requests a Fully Marketed Underwritten Offering, the Company shall (a) cause there to occur Agreed Cooperation in connection therewith and (b) if requested by the underwriter(s), prepare preliminary and

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final prospectus supplements for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation). An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Agreed Cooperation in connection therewith. Except as provided in this Section 2(b), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

         3.       ADDITIONAL DEMAND REGISTRATIONS.

         (a) Right to Request Registration. Any time after the date hereof, the Stockholder may request registration for resale under the Securities Act of all or part of the Registrable Common Stock pursuant to a Registration Statement separate from the Shelf Registration Statement (a "Demand Registration"). As promptly as practicable after such request, but in any event within 30 days of such request by the Stockholder, the Company shall file a registration statement registering for resale such number of shares of Registrable Common Stock held by the Stockholder as requested to be so registered (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a "Demand Registration Statement"). In connection with each such Demand Registration, the Company shall cause there to occur Agreed Cooperation.

         (b) Number of Demand Registrations. The Stockholder will be entitled to request a number of Demand Registrations pursuant to Section 3(a) equal to two
(2) if the Nominal Stock Consideration Amount is $1 billion or less, three (3) if the Nominal Stock Consideration Amount is more than $1 billion but less than $2 billion and four (4) if the Nominal Stock Consideration Amount is $2 billion or more, in each case, minus the number of Fully Marketed Underwritten Offerings completed off of the Shelf Registration Statement. A registration shall not count as one of the permitted Demand Registrations pursuant to Section 3(a) (i) until the related Demand Registration Statement has become effective, (ii) if the Stockholder is not able to register at least 50% of the Registrable Common Stock requested to be included in such registration, (iii) if there was not Agreed Cooperation in connection therewith or (iv) in the case of a Demand Registration that would be the last permitted Demand Registration requested pursuant to Section 3(a), if the Stockholder is not able to register all of the Registrable Common Stock requested to be included in such registration.

         (c) Priority on Demand Registrations. If a Demand Registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that

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such underwriter advises can be so sold without having such effect, allocated
(i) first, to Registrable Common Stock requested by the Stockholder to be included in such registration and (ii) second, among all shares of Common Stock requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree. The Company shall not grant to any Person the right to request the Company to register any securities of the Company except such rights that do not adversely affect the priorities of the Stockholder set forth in this Section 3(c).

         (d) Restrictions on Demand Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Company's Board of Directors, such postponement is necessary in order to avoid premature disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Stockholder requesting such Demand Registration Statement shall be entitled at any time after receipt of any notice of postponement and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall promptly provide written notice to the Stockholder of (x) any postponement of the filing or effectiveness of a Demand Registration Statement pursuant to this Section 3(d), (y) the Company's decision to file or seek effectiveness of such Demand Registration Statement following such postponement and (z) the effectiveness of such Demand Registration Statement. The Company may defer the filing or effectiveness of a particular Demand Registration Statement pursuant to this Section 3(d) only once during any 12-month period. Notwithstanding the provisions of this Section 3(d), the Company may not postpone the filing or effectiveness of a Demand Registration Statement past the date that, if such postponement continued, would result in there being more than sixty (60) days in the aggregate in any 12 month period during which the filing or effectiveness of one or more Registration Statements has been so postponed; provided, however, that if the filing or effectiveness of a Demand Registration Statement has been postponed due to a determination by the Board of Directors that the Company is in possession of material non-public information that would not be in the best interest of the Company to be disclosed, such period of postponement will not extend beyond the second Business Day following the day on which such matter is disclosed to the public or ceases to be material. The period during which filing or effectiveness is so postponed hereunder is referred to as a "Delay Period."

         (e) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration Statement effective for a period of at least 180 days from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Delay Period and any Blackout Period, or such shorter period that shall terminate when all of the Registrable Common Stock covered by such

Demand Registration Statement has been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

         4.       PIGGYBACK REGISTRATIONS.

         (a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a "Piggyback Registration Statement") under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company (a "Piggyback Registration"), the Company shall give prompt written notice to the Stockholder of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Common Stock with respect to which the Company has received a written request from the Stockholder for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Stockholder's right to immediately request a Demand Registration hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 3 of this Agreement.

         (b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated
(i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Common Stock requested to be included therein by the Stockholder, and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company's securities other than Registrable Common Stock, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration and (ii) second, to other securities (including Registrable Common Stock) requested to be included in such registration by other security holders, the Company and the Stock-

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holder, pro rata among such holder(s), the Company and the Stockholder on the basis of the number of shares requested to be registered by them.

         5.       SELECTION OF UNDERWRITERS.

         If any of the Registrable Common Stock covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Stockholder shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld.

         6.       HOLDBACK AGREEMENTS.

         Neither the Company nor the Stockholder shall effect any sale or distribution of any of equity securities of the Company during the 60 days beginning on the effective date of any underwritten Demand Registration Statement or any underwritten Piggyback Registration Statement or the pricing date of any underwritten offering pursuant to a Shelf Registration Statement (except as part of such underwritten registration or offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period. Nothing in this Section 6 will restrict sales of Common Stock by any subsidiary or Affiliate of the Stockholder as nominee of customers or in connection with banking, brokerage or asset management activities in the ordinary course of business.

         7.       PROCEDURES.

         (a) Whenever the Stockholder requests that any Registrable Common Stock be registered or sold pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

                           (i) prepare and file with the SEC a Registration
                  Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the Stockholder and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Stockholder, the exhibits incorporated by reference, and the Stockholder (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Stockholder (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

                           (ii) prepare and file with the SEC such amendments
                  and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, in the case of a Demand Registration Statement or an aggregate of 18 months, in the case of a Shelf Registration Statement (plus, in each case, the duration of any Delay Period and any Blackout Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholder thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Stockholder or any underwriter(s) in connection with each shelf takedown;

                           (iii) furnish to the Stockholder such number of
                  copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Stockholder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Common Stock;

                           (iv) use its best efforts to register or qualify such
                  Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as the Stockholder and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholder and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

                           (v) notify the Stockholder and any underwriter(s), at
                  any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Stockholder and any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (vi) in the case of an underwritten offering, enter
                  into such agreements (including underwriting agreements in customary form) and take all such other actions as the Stockholder or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, causing management and other Company personnel to cooperate with the Stockholder and the underwriter(s) in connection with performing due diligence) and cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Stockholder;

                           (vii) in connection with each Demand Registration
                  pursuant to Section 3 and each Fully Marketed Underwritten Offering requested by the Stockholder under Section 2, cause there to occur Agreed Cooperation and, in all other cases, cause members of management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with, customary marketing activities on a reasonable basis (including select conference calls and one-on-one meetings with prospective purchasers);

                           (viii) make available for inspection by the
                  Stockholder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                           (ix) use its best efforts to cause all such
                  Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

                           (x) provide a transfer agent and registrar for all
                  such Registrable Common Stock not later than the effective date of such Registration Statement;

                           (xi) if requested, cause to be delivered, immediately
                  prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company's independent registered public accountants addressed to the Stockholder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

                           (xii) make generally available to its stockholders a
                  consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

                           (xiii) promptly notify the Stockholder and the
                  underwriter or underwriters, if any:

                                    (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                                    (2) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

                                    (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                                    (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any

                                    Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

         (b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Stockholder furnished to the Company by or on behalf of the Stockholder specifically for use therein).

         (c) The Company shall make available to the Stockholder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Stockholder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock. The Company will promptly notify the Stockholder of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

         (d) The Company may require the Stockholder to furnish to the Company any other information regarding the Stockholder and the distribution of such securities as the Company may from time to time reasonably request in writing.

         (e) The Stockholder agrees that, upon notice from the Company of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a "Suspension Notice"), the Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to such Registration Statement for a reasonable length of time until the Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a) hereof; provided, however, that such postponement of sales of Registrable Common Stock by the Stockholder shall not exceed sixty (60) days in the aggregate in any 12 month period; provided, further, that if a Suspension Notice has been delivered due to a determination by the Board of Directors that the Company is in possession of material non-public information that would not be in the best interest of the Company to be disclosed, the Blackout Period (as defined below) will not extend beyond the second Business Day following the day on which such matter is disclosed to the public or ceases to be material. If the Company shall give the Stockholder any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Stockholder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 7(a) (a "Blackout Period").

         8.       REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and NASD filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review by the Company's auditors, the expense of any liability insurance for the benefit of the Company or its directors and officers and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

         (b) In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration Statement or a Piggyback Registration), the Company shall pay, or shall reimburse the Stockholder for, the reasonable fees and disbursements of one law firm chosen by the Stockholder as its counsel.

         (c) The obligation of the Company to bear the expenses described in
Section 8(a) and to pay or reimburse the Stockholder for the expenses described in Section 8(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

         9.       INDEMNIFICATION.

         (a) The Company shall indemnify, to the fullest extent permitted by law, the Stockholder and its officers, directors, employees and Affiliates and each Person who controls the Stockholder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to the Stockholder furnished in writing to the Company by the Stockholder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholder.

         (b) In connection with any Registration Statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Stockholder furnished in writing to the Company by the Stockholder expressly for use therein.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         (e) If the indemnification provided for in or pursuant to this Section 9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Stockholder be greater in amount than the amount of net proceeds received by the Stockholder upon such sale.

         10.      RULE 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Stockholder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Stockholder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholder, the Company will deliver to the Stockholder a written statement as to whether it has complied with such information and requirements.

         11.      TRANSFER OF REGISTRATION RIGHTS.

                  (a) The Stockholder may transfer all or any portion of its then-remaining rights under Sections 3, 5, 6, 7, 8, 9, 10, 11, 12 and 16 of this Agreement to any transferee who acquires at least 20% of the Stock Consideration (each, a "transferee"). Any transfer of registration rights pursuant to this
Section 11 shall be effective upon receipt by the Company of (x) written notice from the Stockholder stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from the transferee to be bound by all of the terms of this Agreement. In connection with any such transfer, the term "Stockholder" as used in this Agreement shall, where appropriate to assign such rights to such transferee, be deemed to refer to the transferee holder of such Registrable Common Stock. The Stockholder and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.

                  (b) After such transfer, the Stockholder shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by the Stockholder. Upon the request of the Stockholder, the Company shall execute an Investor Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

         12.      CONVERSION OF OTHER SECURITIES.

         If the Stockholder offers Registrable Common Stock by forward sale, or any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Common Stock, the Registrable Common Stock subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4 of this Agreement.

         13.      TRANSFER OF COMMON STOCK

         The Stockholder may not (i) transfer more than 5% of the total number of shares of outstanding Common Stock to a Competitor of the Company or (ii) transfer more than $1 billion of Stock Consideration (based on the average closing price of the Common Stock on the NYSE over the 10 trading day period ending the last trading day of the month immediately preceding the date of transfer) in the aggregate to any one Person, other than to an Affiliate of the Stockholder; provided, however, that this Section 13 will not apply to any transfer (i) pursuant to Rule 144 or offerings made under the Shelf Registration Statement or (ii) pursuant to a Demand Registration Statement or a Piggyback Registration Statement.

         14.      LOCK-UP OF THE STOCKHOLDER

         Notwithstanding any other right under any other provision of this Agreement, the Stockholder agrees that it will not sell any shares of Common Stock comprising the Stock Consideration for a period from the Closing Date until and including the date that is one year after the Closing Date, provided, however, that if the Nominal Stock Consideration Amount is greater than $1 billion, the Stockholder may sell the amount of shares of Common Stock comprising the Stock Consideration (including Common Stock underlying the Purchaser Convertible Preferred Stock) that exceeds $1 billion of the Nominal Stock Consideration Amount beginning on the 181st day after the Closing Date; provided, further, that nothing in this Section 14 will restrict sales of Common Stock by the Stockholder (i) as nominee of customers in the ordinary course of business, (ii) pursuant to a private offering not requiring registration under the Securities Act of 1933 if the transferee agrees to the transfer and other restrictions set forth in this Agreement to which the Stockholder was subject with respect to the transferred shares of Common Stock and such private offering is made on or after the 181st day after the Closing Date or (iii) to an Affiliate of the Stockholder if such Affiliate agrees to the transfer and other restrictions set forth in this Agreement to which the Stockholder was subject with respect to the transferred shares of Common Stock or (iv) to the Company. Nothing in this provision will limit the ability of the Stockholder to request the Company to file the Shelf Registration Statement or Demand Registration Statement or permit the Company to delay the effectiveness of the Shelf Registration Statement or Demand Registration Statement during the period described in this Section 14, provided that no sales may be made pursuant to the Shelf Registration Statement or Demand Registration Statement until the period described in this Section 14 has expired. Nothing in this Section 14 will restrict sales of Common Stock by any Affiliate or subsidiary of the Stockholder as nominee of customers or in connection with banking, brokerage or asset management activities in the ordinary course of business.

         15.      STANDSTILL

         Until such time as the amount of Common Stock held by the Stockholder is less than 5% of the total number of shares of outstanding Common Stock, the Stockholder shall not (i) propose to acquire, or acquire, any securities or other property of the Company or make any statement about any merger or other corporate transaction of the Company; (ii) seek representation on the Board of Directors of the Company or the removal of any director of the Company from such Board of Directors; (iii) make any solicitation of proxies to vote securities of the Company; (iv) form or join a "group" with respect to any voting securities of the Company; (v) seek to control or influence the management or Board of Directors of the Company; (vi) deposit any securities of the Company in a voting trust; and (vii) make a public request, or advise or otherwise assist others, to do any of the foregoing. Nothing in this Section 15 will restrict sales of Common Stock by any Affiliate or subsidiary of the Stockholder as nominee of customers or in connection with banking, brokerage or asset management activities in the ordinary course of business.

         16.      MISCELLANEOUS.

         (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Stockholder, shall also be sent via e-mail,

                  If to the Company:

                           MetLife, Inc.
                           1 MetLife Plaza
                           27-01 Queens Plaza North
                           Long Island City, New York 11101
                           Facsimile No.: (212) 578-0266
                           Attn: Anthony J. Williamson, Senior Vice President and Treasurer

                  with a copy to

                           MetLife, Inc.
                           1 MetLife Plaza
                           27-01 Queens Plaza North
                           Long Island City, New York 11101
                           Facsimile No.: (212) 252-7288
                           Attn: James L. Lipscomb, Executive Vice President and General Counsel

                  with a copy to (which shall not constitute notice):

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York  10019
                           Attn:  Joseph L. Seiler III, Esq.
                           Facsimile No.:  (212) 424-8500

                           If to the Stockholder:

                           Citigroup Inc.
                           399 Park Avenue
                           New York, New York  10022
                           Attn:  Andrew M. Felner, Esq.
                                  Deputy General Counsel
                           Facsimile No.:  (212) 559-7057
                           Email:  felnera@citigroup.com

                           With a copy to:

                           Citigroup Inc.
                           425 Park Avenue
                           New York, New York  10022
                           Attn:  John R. Dye, Esq.
                                  General Counsel -- Capital Markets
                           Facsimile No.: (212) 793-7600
                           Email: dyej@citigroup.com

         If to a transferee Stockholder, to the address of such transferee Stockholder set forth in the transfer documentation provided to the Company;

                  in each case with copies to (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522
                           Attention:  Gregory A. Fernicola, Esq.
                           Facsimile No.:  (212) 735-2000

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Stockholder or a permitted transferee, shall further evidence such obligation by executing and delivering to the Stockholder and such transferee a written agreement to such effect in form and substance satisfactory to the Stockholder.

         (d) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New
York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         (e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16(a) shall be deemed effective service of process on such party.

         (f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         (h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

         (i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

         (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholder.

         (l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, this Investor Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

METLIFE, INC.


By:  /s/ William J. Wheeler
     ------------------------------------
     Name:  William J. Wheeler
     Title: Executive Vice President and
            Chief Financial Officer


CITIGROUP INC.


By:  /s/ Anthony A. Lazzara
     ------------------------------------
     Name:  Anthony A. Lazzara
     Title: Managing Director
            M&A Execution




                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

CITIGROUP INSURANCE HOLDINGS COMPANY


By:  /s/ Martin A. Waters
     -----------------------------
     Name:  Martin A. Waters
     Title: Assistant Treasurer





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